                                  EXHIBIT 99.1

                                           CONTACT:              Robert K. Hynes
                                                                 Monica Burrows
                                                                 (212) 355-5200

                                           RELEASE DATE:         March 7, 2003

FOR IMMEDIATE RELEASE

              WHX ANNOUNCES TERMINATION BY PENSION BENEFIT GUARANTY
                       CORPORATION OF THE WHX PENSION PLAN

NEW YORK - WHX Corp. (NYSE: WHX)

            WHX  Corp.   today  announced  that  the  Pension  Benefit  Guaranty
Corporation has determined under the Employee  Retirement Income Security Act of
1974  ("ERISA")  that the WHX Pension  Plan must  terminate on March 7, 2003 and that the PBGC  should  become the  statutory  trustee of the pension  plan.  WHX understands  that the PBGC will  institute  legal action to attempt to take over the plan assets and assume  responsibility  for paying benefits.  If the PBGC is successful, participants would not earn additional benefits under the plan.

            Ronald  LaBow,  Chairman  of the Board,  stated,  "We are  extremely disappointed  that  the  PBGC  took  this  action  at  the  present  time  while
Wheeling-Pittsburgh  Steel Corporation seeks reconsideration of the loan package before the Emergency Steel Loan Guarantee Board. WHX is evaluating the impact of this PBGC decision."

Forward-Looking Statements

            This press release contains  forward-looking  statements  within the meaning of Section 27A of the  Securities  Act of 1933, as amended,  and Section
21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors  created  thereby.  Investors are cautioned that all forward-looking  statements  involve risks and  uncertainty,  including  without limitation,  general economic  conditions,  the ability of the Company to market and sell its products,  the effects of competition and pricing,  and the ability of  Wheeling-Pittsburgh  Steel  Corporation to continue  business  operations or complete  a plan of  reorganization.  Although  the  Company  believes  that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate,  and therefore,  there cannot be assurance that any  forward-looking  statements included in this press release will prove to be
accurate.   In  light  of  the   significant   uncertainties   inherent  in  any
forward-looking  statements  included herein,  the inclusion of such information should not be regarded as a  representation  by the Company or any other  person that the objectives and plans of the Company will be achieved.